UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 6, 2020

EVANS & SUTHERLAND COMPUTER CORPORATION

(Exact name of registrant as specified in its charter)

Utah	001-14677	87-0278175
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Komas Drive, Salt Lake City, Utah		84108
(Address of principal executive offices)		(Zip Code)

(801) 588-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered

Common Stock, par value $0.20 per share	ESCC	Over-the-Counter Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

As previously disclosed on February 9, 2020, Elevate Entertainment Inc., a Delaware corporation (“Parent”), Elevate Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”) and Evans & Sutherland Computer Corporation, a Utah corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, Purchaser commenced a tender offer (the “Offer”) to purchase all outstanding shares of common stock, par value $0.20 per share, of the Company (the “Shares”), at a purchase price of $1.19 per share (the “Offer Price”), net to the seller in cash, without interest, and subject to applicable withholding taxes.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On March 26, 2020 Purchaser issued a press release announcing that Purchaser accepted for payment 10,576,487 Shares (excluding Shares tendered by notice of guaranteed delivery), representing approximately 92.5% of the aggregate number of then issued and outstanding Shares of the Company. In addition, on March 30, 2020, Purchaser accepted for payment an additional 21,067 Shares, which had previously been tendered by Notice of Guaranteed Delivery, representing approximately 0.18% of the aggregate number of then issued and outstanding Shares.

On April 6, 2020, pursuant to the terms of the Merger Agreement and in accordance with Section 16-10a-1104 of the Utah Revised Business Corporation Act (the “URBCA”), Purchaser was merged with and into the Company, with the Company being the surviving corporation (the “Merger”). All Shares (other than Shares held by the Company as treasury stock, Shares held by any subsidiary of the Company, Parent, Purchaser or any of their respective subsidiaries or Shares for which the holder thereof properly exercised dissenters’ rights) not acquired in the Offer were converted into, and cancelled in exchange for, the right to receive cash merger consideration in an amount equal to the Offer Price per share. Upon completion of the Merger, the Company became a wholly-owned subsidiary of Parent.

In addition, at the effective time and as a result of the Merger and without any action on the part of the holders thereof, pursuant to the terms and subject to the conditions of the Merger Agreement, the vested portion (including any portion that pursuant to the applicable equity incentive plan or its terms becomes vested solely as a result of the transactions contemplated by the Merger Agreement) of each Company option (each, a “Company Compensatory Award”) that was outstanding immediately prior to the effective time of the Merger (each such vested portion of a Company Compensatory Award, a “Cashed Out Compensatory Award”) was, immediately prior to the effective time of the Merger, cancelled and extinguished and, in exchange therefor, each former holder of Cashed Out Compensatory Award has the right to receive an amount in cash equal to the product of (i) the aggregate number of Shares subject to such Cashed Out Compensatory Award immediately prior to the effective time of the Merger and (ii) the Merger Consideration less any per share exercise or purchase price of such Cashed Out Compensatory Award immediately prior to such cancellation (such amounts payable hereunder being referred to as the “Compensatory Award Payments”). However, the right of a former holder of a Cashed Out Compensatory Award to receive their respective Compensatory Award Payment is subject to such holder’s execution of a Compensatory Award Termination Agreement. From and after the effective time of the Merger, the Cashed Out Compensatory Awards can no longer be exercisable by the former holder thereof or settleable in Shares, and entitle such holder only to the payment of the Compensatory Award Payment. Any Cashed Out Compensatory Award that had an exercise price or purchase price equal to or greater than the Merger Consideration was cancelled without any payment. The Compensatory Award Payments will be paid as soon as reasonably practicable following the effective time of the Merger but not more than 30 days, without interest.

Further, at the effective time of the Merger, the unvested portion of each Company Compensatory Award that was outstanding immediately prior to the effective time of the Merger (each such unvested portion of a Company Compensatory Award, a “Terminated Compensatory Award”) was, immediately prior the effective time of the Merger, cancelled and extinguished for no consideration. From and after the effective time of the Merger, the Terminated Compensatory Awards can longer be exercisable by the former holder thereof or settleable in Shares.

The aggregate consideration paid by Parent and Purchaser in the Offer and Merger was approximately $14.5 million, without giving effect to related transaction fees and expenses. The source of funds used by the Purchaser to acquire the Shares is described in Item 9 of the Offer to Purchase, dated February 27, 2020, as amended, attached as Exhibit (a)(1)(A) to the Tender Offer Statement on Schedule TO filed by Parent and Purchaser on February 27, 2020, as amended, which description is incorporated herein by reference.

The foregoing summary description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Merger Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, the certificate of incorporation and bylaws of the Company were amended and restated to read in their entirety as the certificate of incorporation and bylaws, respectively, of Purchaser in effect immediately prior to the effective time of the Merger. The amended and restated certificate of incorporation and third amended and restated bylaws of the Company are filed as Exhibits 3.1 and 3.2 hereto, respectively, and are incorporated by reference herein.

The information contained in the Introductory Note, Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on April 6, 2020, each of Michael Campbell, Tim Pierce, William Schneider, Jonathan Shaw and William E. Stringham resigned from the Company’s Board of Directors (the “Company Board”). The resignations were not the result of any disagreement with the Company. Following the Merger and pursuant to the terms of the Merger Agreement, at the effective time of the Merger on April 6, 2020, the size of the Company Board was reduced to one member and Stephen T. Winn was appointed as the sole member of the Company Board. Following the Merger and pursuant to the terms of the Merger Agreement, at the effective time of the Merger on April 6, 2020, the officers of Purchaser immediately prior to the effective time of the Merger became the officers of the Company following the effective time, with Jeb Terry Jr. appointed as Chief Executive Officer and President of the Company and Shaun Miller appointed as Secretary of the Company. The biographical information regarding the new director and officers is set forth in the Company’s Section 14(f) Information Statement attached as Exhibit (a)(5) to the Solicitation/Recommendation Statement on Schedule 14D-9 filed by the Company on March 23, 2020, as amended, and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained in Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit Number	Title

2.1	Agreement and Plan of Merger, dated as of February 9, 2020, by and among Elevate Entertainment Inc., Elevate Acquisition Corporation and Evans & Sutherland Computer Corporation (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the SEC on February 13, 2020)
3.1	Amended and Restated Certificate of Incorporation of Evans & Sutherland Computer Corporation
3.2	Amended and Restated Bylaws of Evans & Sutherland Computer Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EVANS & SUTHERLAND COMPUTER CORPORATION

Date: April 6, 2020	By:	/s/ Shaun Miller
Shaun Miller
Secretary